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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our report dated October 21, 1998, with respect to the consolidated financial statements of Boole and Babbage, Inc. incorporated by reference in its Annual Report on form 10-K for the year ended September 30, 1998 included in the Current Report on Form 8-K filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

San Jose, California
June 11, 1999